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                                                                  Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
N*Able Technologies, Inc.:


We consent to the inclusion of our report dated July 9, 1999, except as to note 9, which is as of July 27, 1999, with respect to the balance sheets of N*Able Technologies, Inc. as of June 30, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the two years ended June 30, 1999 and the period from October 31, 1996 (inception) to June 30, 1999, which report appears in the Form 8-K of Wave Systems
Corp. dated October 12, 1999.


Boston, Massachusetts
October 12, 1999